UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

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Xenetic Biosciences, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-37937	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 Concord Street
Framingham, Massachusetts	01701
(Address of principal executive offices)	(Zip Code)

(781) 778-7720

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	XBIO	The Nasdaq Stock Market
Purchase Warrants	XBIOW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 6, 2023, Xenetic Biosciences, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company voted on the following three proposals and cast their votes as described below.

1.	The Company’s stockholders approved the election of the following nine nominees with each director receiving votes as follows:

Name	For	Withheld	Broker Non-Votes
Dr. Grigory Borisenko	447,811	26,571	356,015
Dr. James Callaway	431,833	42,549	356,015
Mr. Firdaus Jal Dastoor	446,807	27,575	356,015
Mr. Jeffrey Eisenberg	255,632	218,750	356,015
Dr. Dmitry Genkin	461,413	12,969	356,015
Dr. Roger Kornberg	431,824	42,558	356,015
Mr. Adam Logal	447,840	26,542	356,015
Mr. Moshe Mizrahy	460,534	13,848	356,015
Mr. Alexey Vinogradov	447,886	26,496	356,015

2.	The Company’s stockholders voted upon and approved the ratification of the selection of Marcum LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
804,522	21,792	4,083	–

3.	The Company’s stockholders voted upon, on a non-binding, advisory basis, the Company’s named executive officer compensation. The proposal did not receive an affirmative vote of a majority of the shares cast. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
153,605	318,665	2,112	356,015

No other matters were considered or voted upon at the Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENETIC BIOSCIENCES, INC.

By: /s/ James Parslow
Date: December 8, 2023	Name: James Parslow
Title: Chief Financial Officer

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